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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sterling Software, Inc., related to registration of shares for the Incentive Stock Option Plan and Non-Statutory Stock Option Plan, of our reports dated December 1, 1994, with respect to the consolidated financial statements and schedules of Sterling Software, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP


Dallas, Texas
August 22, 1995